                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported) - December 8, 2000

                           __________________________

                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)


Maryland                               1-11437               52-1893632
(State or other jurisdiction     (Commission File Number)    (IRS Employer
of Incorporation)                                            Identification No.)

6801 Rockledge Drive, Bethesda, Maryland                         20817
(Address of principal executive offices)                       (Zip Code)

                                (301) 897-6000
             (Registrant's telephone number, including area code)

                         ____________________________

                                Not Applicable
            (Former name or address, if changed since last report)
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Item 5.  Other Events

     The Corporation announced the completion of its debt tender offers (the "Offers") for all of its outstanding 9.00% Notes due 2003, originally issued by Martin Marietta Corporation (the "9% `03 Bonds"), 7.45% Notes due 2004, originally issued by Lockheed Martin Corporation (the "7.45% Bonds"), 7.625% Senior Notes due 2004, originally issued by Loral Corporation (the "7.625% Bonds"), 7.95% Notes due 2005, originally issued by Lockheed Martin Corporation (the "7.95% Bonds"), 9.00% Notes due 2022, originally issued by Lockheed Corporation (the "9% `22 Bonds"), and 9.125% Senior Debentures due 2022, originally issued by Loral Corporation (the "9.125% Bonds" and, together with the 9% `03 Bonds, 7.45% Bonds, 7.625% Bonds, 7.95% Bonds and 9% `22 Bonds, collectively the "Securities"). The Offers were made pursuant to the terms of an Offer to Purchase dated November 28, 2000 (the "Offer to Purchase").

     The Offers expired at 5:00 p.m., New York City time, on Friday, December 8, 2000. The final settlement date for the Securities tendered pursuant to the Offer to Purchase was December 13, 2000. The Corporation is filing this Current Report on Form 8-K to provide the information contained in the Corporation's press release dated December 19, 2000. A copy of the press release is attached as Exhibit 99.1 to this Form and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

Exhibit No.    Description
-----------    -----------

   99.1        Lockheed Martin Corporation Press Release dated December 19,
               2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  LOCKHEED MARTIN CORPORATION


                                  /s/ David A. Dedman
                                  ----------------------------------
                                  David A. Dedman
                                  Assistant General Counsel